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Investor and Media Contacts:		Adaptive Medias Inc. Contact:	AdSupply Inc. Contact:
Max Pashman	Todd Markey	John B. Strong	Justin Bunnell
Investor Relations Partners	Investor Relations Partners	Chairman & CEO	CEO
mpashman@irpartnersinc.com	tmarkey@irpartnersinc.com	jstrong@adaptivem.com	justin@adsupply.com
Phone: 818-280-6801	Phone: 818-280-6800	Phone: (949) 525-4634	Phone: (424) 298-8950

FOR IMMEDIATE RELEASE

MARCH 28, 2016

Adaptive Medias ENTERS INTO LOI to Merge with AdSupply

Combined Company Expects to Generate at Least $2.5 Million in

Earnings on Over $30 Million in Revenues in First-Year

Merger Highlights:

●	Combines state-of-the-art mobile, video, ad and content tech platforms

●	Boosts scalability, margins and future rate of growth

●	Broadens customer base and cross-selling opportunities

●	Significant potential product synergies with BlockIQTM and Media GraphTM

●	Accelerates earnings and revenue growth

●	Companies to hold conference call to discuss merger

IRVINE, Calif. — March 28, 2016 — Adaptive Medias, Inc. (OTCQB: ADTM), a video technology company that supports publishers, content producers and brand advertisers, today announced that it has executed a Letter of Intent (“LOI”) to merge with Los Angeles-based digital advertising technology company AdSupply, Inc. www.adsupply.com. Adaptive Medias will pay $8 million in cash and issue stock representing approximately 53% of the Company post merger to AdSupply in consideration for the merger.

In its first full year, the combined entity expects to generate more than $30 million in revenues and $2.5 million in earnings. The merged company will be consolidated into Adaptive Medias with its common stock continuing to trade under the ticker symbol “ADTM.” The new combined entity plans to apply for a listing on the NASDAQ following the closing of the merger.

ADSUPPLY: 30+% GROWTH, BREAKTHROUGH BLOCKIQ, LARGE FOOTPRINT

Privately held AdSupply’s programmatic online marketplace is ranked by comScore as the 21st largest online advertising network and allows brands and agencies to buy high engagement advertising across quality websites, both online and on mobile. Since its inception in 2012, it has produced consecutive annual revenue growth of greater than 30%, reaching unaudited record revenues of $18.5 million in 2015. It has an installed customer base of over 1,000 publishers, with many large and well established customers such as Google, Alibaba.com, Caesars Interactive Entertainment, Esurance, World Wrestling Entertainment, Criteo, Char-Broil Grills and IAC Applications (formerly called Mindspark).

Adaptive Medias, Inc.

Press Release

Its product line features the newly launched and patented BlockIQ™ technology (www.blockiq.com), revolutionary software that bypasses ad blockers and enables online publishers to recover lost revenue. Analysts estimate that websites currently experience between 20 to 40 percent of their ads being blocked, resulting in $22 billion of lost revenue in 2015. At the same time, according to the 2015 Ad Blocker report by Adobe Systems, the use of ad blockers in the United States is increasing at an alarming rate of 48 percent annually. The December 9, 2015 BlockIQ launch news release can be found at: Launch of BlockIQ Press Release.

BlockIQ works by detecting users running ad blockers, including industry leader AdBlock Plus, and offers publishers and advertisers various options to:

●	Display a welcome message that explains the value of the website and the damage to the website and community inflicted by ad blocking.

●	Protect the publisher’s content behind the BlockIQ Passwall™ system that refuses to serve content until its site is white labeled (visitors configure Ad Block to allow ads from that website).

●	Lastly, the patented BlockIQ BlockBypass™ system can defeat ad blocking to serve ads to the visitor. (http://blockiq.com/technology/)

BlockIQ is patented, and is the most robust program on the market today. It represents a leap forward technologically, wholly superior to anything in the prior generation. On December 9, 2015, Direct Marketing News wrote: “A company called BlockIQ, set up by the display engine AdSupply, is confronting the ad blocker problem issue with diplomacy. It lets a publisher issue messages to sell blockers on the need for ad revenue before cutting them off from access to the website altogether.” (Link to Direct Marketing News Article)

The combined company will benefit from BlockIQ’s sector leadership and first mover advantage in a nascent industry. While BlockIQ currently owns the “ad blocker bypass” category, related companies have recently received increasing investment interest or have been acquired at significant valuations.

ADAPTIVE MEDIAS: HIGH GROWTH, BEST-IN-CLASS MEDIA GRAPH PLATFORM

Adaptive Medias has generated consecutive annualized revenue growth of approximately 80% since 2013 with nearly nine consecutive quarters of double-digit revenue growth. It also recently announced that it expects to exceed its previously-announced fourth quarter 2015 guidance. Its mobile video platform, Media Graph™, is regarded as best in class, works across all screens and devices, and was specifically built with mobile in mind.

Anticipating the rapid transition from Flash to HTML5, it is light and nimble, loads extremely fast and has a small footprint with a highly intuitive UI. The Media Graph video platform provides a turnkey “full stack” solution for publishers, producers and advertisers to match inventory, premium content and advertising on a single platform. According to Cisco, by 2019, mobile video will represent 72% of global mobile data traffic, up from 55% in 2014.

MERGER SYNERGIES: ROBUST PRODUCT OFFERING

The combination of both companies yields significant revenue synergies. AdSupply gains access to Adaptive Medias’ best-in-class Media Graph. Adaptive Medias gains access to AdSupply’s high impact ad network, content and patented, breakthrough BlockIQ technology — all of which offer new, incremental revenue streams in addition to cross-selling opportunities to AdSupply’s large, diversified customer base. Media Graph is fully supported by BlockIQ, whose advanced functionality can warn viewers, or bypass AdBlock entirely and enable the delivery of ads via Media Graph.

Adaptive Medias, Inc.

Press Release

The combined company will benefit from the synergistic value added by combining valuable intellectual property portfolios, including the higher margin and faster growing Media Graph and revolutionary BlockIQ products, with two strong, growing and stable businesses, as well as the efficiency of a consolidated R&D capability. The CEOs of both companies have committed to continue in senior roles with the merged company, whose headquarters will be consolidated at AdSupply’s Culver City headquarters.

COMBINED COMPANY TO ACHIEVE SIGNIFICANT REVENUE AND EARNINGS GROWTH

Adaptive Medias’ financial turnaround has largely been due to its transition from its lower-margin marketplace business and into the higher-margin, greater demand for its proprietary Media Graph mobile video platform. Media Graph is just now gaining accelerating traction with the increasing popularity of mobile video and mass migration to HTML5. When consolidated, the merged companies’ cutting edge technologies are expected to substantially boost the combined company’s gross margins almost immediately with strong potential to scale it much higher in 2017.

As of December 31, 2015, Adaptive Medias had approximately $52 million in net operating loss carryforwards (NOL), which the Company believes much if not all will be applicable to offset the tax liabilities of the combined company going forward for a prospective cash value of $15.6 million. Accordingly, these NOLs are expected to significantly increase the combined company’s earnings and earnings per share immediately.

TERMS OF MERGER

Under the terms of the Letter of Intent, Adaptive Medias will pay AdSupply $8 million in cash and newly issued restricted common stock such that Adaptive Medias’ shareholders would own 47%, and AdSupply’s shareholders would own 53%, of the combined entity post-transaction. Adaptive Medias has already begun to seek financing for this high value-added transaction. Subject to due diligence, audits, financing, Board and shareholder approvals and other customary closing conditions, the companies expect to close the transaction during the second quarter of this year, although there is no guarantee that the transaction will close.

CEOS OF ADAPTIVE AND ADSUPPLY SEE BRIGHT FUTURE AND ENHANCEMENT OF SHAREHOLDER VALUE

Commenting on the proposed merger, Justin Bunnell, Chief Executive Officer of AdSupply, Inc. said, “The value of the technology and product synergies between the two companies is extremely strong. We intend to dominate the superior ad block bypass category that we have created. With the Internet rapidly migrating to HTML5 video, especially on mobile devices, we must be well positioned in this space and Media Graph is the next generation, state-of-the-art platform that would otherwise take us two or more years to build on our own. With AdSupply’s larger market position and customer base, this is a classic win-win deal with several powerful catalysts for accelerated growth and profitability.

Customers win with BlockIQ and a new, higher value proposition while shareholders benefit from a larger company with a far stronger market position. We’re eager to get the deal closed, and due to our cultural compatibility we believe the consolidation of the two companies will be fast and seamless,” concluded Mr. Bunnell.

Adaptive Medias, Inc.

Press Release

Adaptive Medias Chairman and CEO, John B. Strong, said, “We have evaluated the deal closely for both its near and long term fundamental and financial potential, and are confident the proposed merger with AdSupply enhances the business and growth prospects of the combined entities and will position us as the strategic partner of choice in the fast-growing mobile advertising space. Management teams and corporate cultures are highly compatible, and the combined entity will remain nimble, flexible and maintain our emphasis on unrivalled customer service.

“Success, however, in the digital media industry requires more than excellent service and a great technology platform. The size and scalability we will gain are important competitive advantages as the industry continues to consolidate. The post-merger Adaptive Medias will instantly have sufficient critical mass to allow us to compete industry-wide from SMEs to the Fortune 500, with an all-in-one monetization offering for publishers and advertisers through Media Graph while capitalizing on AdSupply’s disruptive BlockIQ and larger market footprint. We believe that this transaction will significantly enhance shareholder value, and we look forward to keeping the investment community updated on our progress,” concluded Mr. Strong.

Conference Call DetaIls

Management of both Adaptive Medias and AdSupply will be hosting an investor conference call and webcast at 1:00 p.m. Eastern Time to discuss this press release followed by a question and answer period. To listen to the call, please dial (866) 635-0172 (Toll Free) or (785) 424-1629 (International). A replay of the call can be accessed via phone by dialing (877) 481-4010 (Toll Free) or (919) 882-2331 (International) with replay ID #10015. A live webcast of the call will also be available at http://www.investorcalendar.com/IC/CEPage.asp?ID=174866. Following the completion of the call, a recorded replay will be available on the Adaptive Media’s investor relations website.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed merger with AdSupply. In connection with the proposed merger transaction, Adaptive Medias will file with the SEC and furnish to Adaptive Medias’ stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, ADAPTIVE MEDIAS’ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders will be able to obtain, free of charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the proxy statement and our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 14(d) of the Exchange Act are available free of charge through our website at https://www.adaptivem.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

ABOUT ADSUPPLY, INC.

AdSupply, Inc. operates a high impact advertising network that is viewable, human, and exclusive to provide advertisers a meaningful connection with consumers. Founded in 2012, the company offers unique ad inventory not available in exchanges or other networks from over 1,000 directly-integrated websites. For more information, please visit www.adsupply.com.

Adaptive Medias, Inc.

Press Release

ABOUT ADAPTIVE MEDIAS, INC.

Adaptive Medias, Inc. (OTCQB: ADTM) is a leading provider of mobile video delivery and monetization solutions for publishers, content producers and advertisers. The company’s comprehensive mobile video technology platform, Media Graph, facilitates the delivery of integrated, engaging video content and impactful ad units across all screens and devices. Adaptive Medias is one of the first companies to offer clients a digital video player built specifically for the mobile world. For more information, please visit www.adaptivem.com. Follow the Company on Twitter @adaptive_m.

FORWARD LOOKING STATEMENTS

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “potential” and similar expressions. These statements reflect Adaptive Medias’ current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias’ actual results, performance or achievements to differ materially from those expressed in or implied by such statements, including without limitation, the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed merger agreement; the outcome of any legal proceedings that could be instituted against Adaptive Medias or its directors or AdSupply related to the proposed merger agreement; the possibility that various conditions to the consummation of the proposed acquisition not be satisfied or waived, including the receipt of all regulatory clearances related to the merger; the failure of AdSupply to obtain the necessary financing to complete the proposed proposal, risks related to the ultimate outcome and results of integrating the operations of Adaptive Medias and AdSupply, the ultimate outcome of Adaptive Medias’ operating strategy applied to AdSupply and the ultimate ability to realize synergies; the effects of the business combination on Adaptive Medias and AdSupply, including on the combined company’s future financial condition, operating results, strategy and plans; risks that the proposed transaction disrupts current plans and operations, and potential difficulties in employee retention as a result of the proposed merger; risks related to the combined companies’ ability to successfully implement its acquisition strategy or integrate other acquired companies; uncertainty as to the future profitability of businesses acquired by the combined entity, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions by the combined entity; the risk of downturns in the ad-tech industry; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the U.S. Securities and Exchange Commission (“SEC”). Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

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